SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       May 6, 2001
                                                  ---------------------


                                Tumbleweed, Inc.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      333-579231               61-1327945
----------------------------      --------------------      ------------------
(State or Other Jurisdiction        (Commission File          (IRS Employer
  of Incorporation)                      Number)            Identifaction No.)



2301 River Road, Suite 200, Louisville, KY                        40206
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(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code     502-893-0323
                                                   --------------------


No change since last report.
--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)






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Item 1.  Changes in Control of Registrant.

         (a) As previously reported by Registrant, Gerald Mansbach, an individual residing in Ashland, Kentucky ("Lender") extended to March 31, 2001 the maturity date of a $4,000,000 loan due December 31, 2000 made to TW Funding, LLC ("Borrower"). The loan is secured by 2,300,000 shares of Tumbleweed, Inc. (the "Company" or "Registrant"), representing approximately 39.0% of the Company's outstanding shares. Members of the Borrower ("Guarantors") guaranteed payment of the loan. The Guarantors include the following officers and directors of the Company: John A. Butorac, Jr. (Director), James M. Mulrooney (Executive Vice President, Chief Financial Officer and Director), David M. Roth (Director), and Gary T. Snyder (Vice President Operations). The Borrower and the Guarantors pledged 400,000 shares and 1,900,000 shares of the Company's stock, respectively, as collateral for the loan. See Form 8-K filed with the Commission on January 11, 2001.

          The loan was not repaid on March 31, 2001 and the Borrower, the Guarantors and the Lender entered into negotiations relating to a further extension of the loan. Those negotiations were not successful and on May 1, 2001, the Lender made written demand for payment of all sums due under the loan. Payment was not made within five days of the demand and the Lender has declared the loan to be in default.

         Based on the foregoing, the Lender has become the beneficial owner of approximately 39.0% of the Company's outstanding shares, with the power to vote and dispose of such shares. Accordingly, a change of control of the Registrant has occurred.


(b) See Item 1 (a) above.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TUMBLEWEED, INC.

By:          /s/ Terrance A. Smith
         ------------------------------
Name:    Terrance A. Smith
Title:   President

Date:    May 11, 2001





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